Exhibit 31.2

CERTIFICATIONS

I, Lawrence E. Bullock, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Applied Genetic Technologies Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 12, 2015	By:	/s/ Lawrence E. Bullock
Lawrence E. Bullock
Chief Financial Officer
(Principal Financial Officer)